SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 25, 2003


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                              CAL-MAINE FOODS, INC.
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             (Exact name of Registrant as specified in its charter)


   Delaware                        000-04892                       64-0500378
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(State or other             (Commission File Number)             (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                       Number)



3320 Woodrow Wilson Avenue,  Jackson, MS                              39207
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:   (601) 948-6813
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Item 5.   Other Events and Required FD Disclosure

     As previously reported in the Company's Current Report on Form 8-K dated August 18, 2003, filed with the Securities and Exchange Commission on August 22, 2003, a complaint, styled H. David Schneider v. Cal-Maine Foods Inc., et al. C.A. No. 20493-NC (the "Schneider Action"), was filed against the Company and its directors in the Court of Chancery of the State of Delaware in and for New Castle County. The suit seeks class action status and alleges the Company and its directors are attempting to freeze out the Company's public shareholders in connection with the proposed going private transaction announced by the Company on July 14, 2003, conflicts of interests, self-dealing and lack of good faith dealing. The suit asks for a preliminary and permanent injunction to enjoin the defendants from proceeding with the proposed going private transaction, damages in the event the transaction is consummated, and an accounting to class members for their damages.

     As previously reported in the Company's Current Report on Form 8-K dated August 25, 2003, filed with the Securities and Exchange Commission on August 29, 2003, a purported class action complaint was filed in the Court of Chancery of the State of Delaware in and for New Castle County against the Company and its directors styled Pyles v. Cal-Maine Foods, Inc., et al., C.A. No. 20507 (the "Pyles Action"). The proposed class in the Pyles Action consists of all holders of the Company's common stock other than the directors of the Company, their affiliates and the Company's Employee Stock Ownership Program ("ESOP"). The complaint in the Pyles Action generally alleges, among other things, that the directors breached their fiduciary duties in approving the reverse stock split, that the structure and timing of the reverse split is unfair to the holders of the Company's common stock other than the directors of the Company and the participants in the Company's ESOP and the price being paid for fractional shares in the reverse split is unfair. The complaint seeks preliminary and permanent injunctions to prevent consummation of the reverse stock split, rescission or rescissory damages in the event the reverse stock split is consummated and damages as a result of the alleged breaches of fiduciary duty. On August 26, 2003, the plaintiff in the Pyles Action filed a motion for expedited proceedings, motion for preliminary injunction and served discovery requests on the Company and its directors.

     On September 2, 2003, with the consent of the parties to each action the Court of Chancery entered an order consolidating the Schneider Action with the Pyles Action into one proceeding styled, In re Cal-Maine Foods, Inc. Stockholders Litigation, C.A. No. 20507 (the "Consolidated Action"). That same day, the Court of Chancery agreed to hear plaintiffs' motion for preliminary injunction on October 1, 2003. On or about September 16, 2003, the parties to the Consolidated Action advised the Court that the Court did not need to hear plaintiffs' motion for preliminary injunction on October 1 as the date of the meeting to vote on the going private transaction had been delayed. The parties are attempting to reschedule the hearing on plaintiffs' motion for preliminary injunction in advance of the new date for the stockholders' meeting to vote on the going private transaction.

     On September 25, 2003, a purported class action complaint was filed in the Court of Chancery of the State of Delaware in and for New Castle County against the Company and its directors styled Twin Valley Farms Exchange, Inc., Leon Eshelman, Valeria Eshelman, Gary Eshelman, Pamela Fredricks, and Terry Bixler v. Cal-Maine Foods, Inc., et al., C.A. No. 20576-NC (the "Twin Valley Farms Action"). The proposed class in the Twin Valley Farms Action consists of all holders of the Company's common stock other than the directors of the Company, their affiliates and the Company's ESOP. All of the directors of the Company are named as defendants in the Twin Valley Farms Action. The complaint in the Twin Valley Farms Action generally alleges, among other things, that the proposed reverse split is the product of unfair dealing by the directors of the Company and that the price to be paid in lieu of fractional shares does not reflect the intrinsic value of the Company nor does it constitute "fair value" pursuant to the General Corporation Law of the State of Delaware.

     On September 25, 2003, the plaintiffs in the Twin Valley Farms Action also filed a motion to consolidate the Twin Valley Farms Action with the Consolidated Action. By order dated September 29, 2003, the Twin Valley Farms Action was consolidated with and into the Consolidated Action. The Company and its directors intend to vigorously defend the Consolidated Action and are of the opinion that the suits described herein are without merit.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits. The following exhibits are filed herewith:

          Exhibit No.     Description
          -----------     -----------
             99.1         Complaint against the Company and its directors filed
                          on September 25, 2003 in the Court of Chancery of the State of Delaware in and for New Castle County regarding the Twin Valley Farms Action.

             99.2         Press Release issued by the Company on September 29,
                          2003.

Item 12.  Results of Operations and Financial Condition

     On September 29, 2003, the Company issued a press release announcing its financial results for the quarter ended August 30, 2003. A copy of the Company's press release is attached as Exhibit 99.2 to this Current Report.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CAL-MAINE FOODS, INC.
                                            (Registrant)


Date:  October 1, 2003                      By: /s/ Bobby J. Raines
                                                --------------------------------
                                                Bobby J. Raines
                                                Vice President, Chief Financial
                                                Officer, Treasurer and Secretary